UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 2, 2020
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55477	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On December 2, 2020, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce that its contractually controlled subsidiary, Shanghai JiuGe Information Technology Co., Ltd., and China Mobile Financial Technology Co., Ltd., a subsidiary of China Mobile, have signed a strategic cooperation agreement to explore and create a new forward-leaning business model that combines the traditional loyalty point redemption business with an e-commerce platform designed to create a higher evolution of brand loyalty.

From the beginning of 2020, Shanghai JiuGe Information Technology Co., Ltd. has actively sought cooperation with China Mobile Financial Technology Co., Ltd., given China Mobile’s years of experience in the financial services industry. Currently, of China Mobile’s estimated 900 million subscribers, only an estimated 600 million currently participate and accumulate points within the loyalty reward program, often referred to as “Points Mall”, meaning there is still plenty of room for growth. These estimated 600 million subscribers have accumulated an aggregate of points worth an estimated 20 billion yuan (approximately US$2.86 billion) (Source: China Securities Journal, “China Mobile will open "points" ecological stock, customer points worth over 20 billion yuan”, Yang Jie, November 15, 2019).

The “Points Mall” business is the US equivalent of a loyalty rewards program. The program uses “points” as a form of currency that allows users to exchange them for products and services. The loyalty program strives to keep its content fresh and is on the lookout for partnerships with other unique brands to expand the universe of redemption products and services offered. The gross margins on these transactions are expected to be between 10 - 30%.

The most vital component necessary to conduct all e-commerce in China is an integrated mobile payment and processing solution, often referred to as a mobile wallet. Hebao is the largest integrated mobile payment & processing solution branded under China Mobile’s license. Transactions on this mobile payment platform have exceeded 2.1 trillion yuan (approximately US$300 billion) annually (Source: Beijing Language and Culture University, March 15, 2019), making Hebao China's third largest mobile wallet behind Alipay and WeChat pay.

“This latest agreement continues to represent an evolution of our business plan,” said Martin Shen, CEO of FingerMotion Inc. “We are leveraging our core competency which is essentially the monetization of large user bases, and employing it in new applications. In this case, the application is the loyalty marketplace, which is undergoing a rapid digital transformation and our company is actually driving its evolution. Users need choice, and by providing them with intelligent options, supported by our learning algorithms, we are more likely to connect with the user on a higher level. We are very fortunate to be partnered with China Mobile because our access to a trusted mobile wallet takes the struggle out of developing this loyalty economy. Our team has the resources it needs to take on all the major mobile wallet platforms.“

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated December 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.
DATE: December 2, 2020	By: /s/ Martin J. Shen Martin J. Shen CEO and CFO